Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended March 31, 2018
Net income triples in transitioning market
Announces ten year Arctic contract
NEWPORT, RI - May 10, 2018 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2018.
1st Quarter 2018 Highlights

•	$12.1 million Adjusted EBITDA(1)

•	Net income attributable to Pangaea Logistics Solutions Ltd. of $4.3 million or $0.10 per share.

•	Net revenue(2) increased over 40% from the prior year, to $16.3 million

•	TCE rates up 39% to $13,849/day

Results for the three months ended March 31, 2018 and 2017
“During the first quarter of 2018, we continued a transition to a stronger shipping market, with cargo owners and traders shifting their sourcing and transportation requirements in response to higher shipping costs and potential impacts of tariff and sanction threats,” said Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions Ltd. “This kind of disruption presents us with strong opportunities to bring meaningful growth to our business in the right places, not in simple volume movements. This market plays to our practice of responding to our customers' needs and providing them with the most effective and efficient logistics and cargo services. We are in the process of extending and expanding important contracts, cautiously investing in new assets, adding people and capabilities in important places, and re-enforcing our presence in growing markets.”

In highlighting the Company’s improved performance, Mr. Coll noted, “Our high ice class Panamax fleet is an important leg of our specialized logistics business, serving customers who cannot move valuable cargo without our help. This year we saw a robust ice season for our Copenhagen office and over the past three summers we have performed extensive transportation activity from Baffin Island, Canada, shipping iron ore from Arctic regions to Europe, starting each July. We are excited to announce a recently signed ten year contract to support our Baffin Island customer’s mining business, which will utilize our entire panamax ice fleet for at least 25% of available days during each year. We will also be providing non-owned, chartered-in tonnage as part of our overall logistics approach for this customer.”

For the first quarter of 2018, the Company reported net income of $4.3 million, compared to net income of $1.3 million in the first quarter of 2017. Drybulk market rates improved considerably in the first quarter as compared to the same period of 2017, which resulted in improved TCE rates and Adjusted EBITDA, which was $12.1 million for the three months ended March 31, 2018, compared with $7.9 million for the three months ended March 31, 2017.
The average TCE rate was $13,849 per day for the three months ended March 31, 2018, compared to $9,945 per day for the same period in 2017. Total revenue for the three months ended March 31, 2018 was $79.0 million, compared to $84.5 million for the same period in 2017, a 6% decrease. The total number of shipping days decreased 19% to 3,524 in the three months ended March 31, 2018, compared to 4,342 for the same period in 2017, largely due to the completion of the Charleston project. The revenue decrease is predominantly due to that decrease in total shipping days, and was offset by a large increase in TCE rates.

(1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel and, when applicable, loss on impairment of vessels and certain non-recurring items. See Reconciliation of Income from Operations to Adjusted EBITDA.

(2) Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses.

Mr. Coll additionally commented, “Overall, our ship days activity was lower in the first quarter of 2018 than last year, when we were in the middle of performing our 14-month long Charleston contract that used four to five ships every day in the first quarter of 2017. However, by the end of this quarter, our operating fleet of owned and chartered-in ships was back up to over 50 vessels, and growing. We continue to be optimistic about the market.”

Liquidity and Cash Flows
Cash and cash equivalents were $28.2 million as of March 31, 2018, compared with $38.5 million on December 31, 2017.
At March 31, 2018 and December 31, 2017, the Company had working capital of $14.3 million and $13.0 million, respectively. For the three months ended March 31, 2018, the Company’s net cash provided by operating activities was $2.8 million, compared to $2.4 million for the three months ended March 31, 2017.
For the three months ended March 31, 2018 and 2017, net cash used in investing activities was $0.4 million and $38.7 million, respectively. Net cash used in financing activities was $8.7 million for the three months ended March 31, 2018 while net cash provided by financing activities was $35.7 million for the three months ended March 31, 2017. These changes reflect the Company’s investment in and purchase of vessels in Q1 2017, including the m/v Bulk Destiny, which was financed under a sale and leaseback arrangement; and the m/v Bulk Endurance which was financed under a commercial loan facility.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on May 11, 2018 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 5796949.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 5796949.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three Months Ended March 31,
	2018	2017

Revenues:
Voyage revenue	$70,319,194	$77,688,449
Charter revenue	8,654,099	6,766,672
	78,973,293	84,455,121
Expenses:
Voyage expense	30,168,028	41,271,919
Charter hire expense	22,695,935	23,201,155
Vessel operating expense	9,849,165	8,591,243
General and administrative	4,128,298	3,514,764
Depreciation and amortization	4,338,188	3,941,795
Loss on sale and leaseback of vessels	—	4,289,998
Total expenses	71,179,614	84,810,874

Income (loss) from operations	7,793,679	(355,753)

Other (expense) income:
Interest expense, net	(2,060,736)	(1,630,988)
Interest expense on related party debt	(63,459)	(77,979)
Unrealized (loss) gain on derivative instruments, net	(562,605)	1,966,387
Other income	428,332	94,650
Total other (expense) income, net	(2,258,468)	352,070

Net income (loss)	5,535,211	(3,683)
(Income) loss attributable to non-controlling interests	(1,210,217)	1,350,525
Net income attributable to Pangaea Logistics Solutions Ltd.	$4,324,994	$1,346,842

Earnings per common share:
Basic	$0.10	$0.04
Diluted	$0.10	$0.04

Weighted average shares used to compute earnings
per common share
Basic	42,019,779	35,280,806
Diluted	42,655,038	35,805,205

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$28,205,463	$34,531,812
Accounts receivable (net of allowance of $2,135,877 at March 31, 2018 and December 31, 2017)	21,682,912	21,089,425
Bunker inventory	14,293,347	15,356,712
Advance hire, prepaid expenses and other current assets	9,797,784	12,032,272
Total current assets	73,979,506	83,010,221

Restricted cash	4,000,000	4,000,000
Fixed assets, net	304,114,813	306,292,655
Vessels under capital lease	29,704,830	29,994,212
Total assets	$411,799,149	$423,297,088

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$21,793,353	$29,181,276
Related party debt	4,468,457	7,009,597
Deferred revenue	6,581,760	5,815,924
Current portion of secured long-term debt	18,706,122	18,979,335
Current portion of capital lease obligations	1,812,475	1,785,620
Dividend payable	6,333,598	7,238,401
Total current liabilities	59,695,765	70,010,153

Secured long-term debt, net	113,170,604	117,615,634
Obligations under capital lease	24,552,298	25,015,659

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 44,096,911 shares issued and outstanding at March 31, 2018; 43,794,526 shares issued and outstanding at December 31, 2017	4,410	4,379
Additional paid-in capital	155,556,362	154,943,728
Accumulated deficit	(7,694,827)	(9,596,785)
Total Pangaea Logistics Solutions Ltd. equity	147,865,945	145,351,322
Non-controlling interests	66,514,537	65,304,320
Total stockholders' equity	214,380,482	210,655,642
Total liabilities and stockholders' equity	$411,799,149	$423,297,088

On January 1, 2018, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606) using the modified retrospective transition method applied to voyage contracts that were not substantially complete at the end of 2017.  The Company recorded a $2.4 million adjustment to decrease retained earnings at the beginning of 2018, which reflects the cumulative impact of adopting this standard. Comparative financial statements have not been restated and are reported under the accounting standards in effect for those periods.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2018	2017
Operating activities
Net income (loss)	$5,535,211	$(3,683)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	4,338,188	3,941,795
Amortization of deferred financing costs	166,221	174,342
Amortization of prepaid rent	30,484	30,485
Unrealized loss (gain) on derivative instruments	562,605	(1,966,387)
Gain from equity method investee	(90,000)	(80,681)
Provision for doubtful accounts	—	147,745
Loss on sale of vessel	—	4,289,998
Drydocking costs	(1,497,979)	(63,808)
Recognized cost for restricted stock issued as compensation	612,665	446,978
Change in operating assets and liabilities:
Accounts receivable	(593,487)	(2,324,202)
Bunker inventory	1,063,365	(2,166,797)
Advance hire, prepaid expenses and other current assets	4,026,194	(69,870)
Accounts payable, accrued expenses and other current liabilities	(7,400,141)	(838,732)
Deferred revenue	(3,962,909)	913,854
Net cash provided by operating activities	2,790,417	2,431,037

Investing activities
Purchase of vessels and vessel improvements	(298,418)	(37,902,753)
Purchase of building and equipment	(110,417)	(7,245)
Proceeds from sale of equipment	31,594	—
Purchase of non-controlling interest in consolidated subsidiary	—	(799,289)
Net cash used in investing activities	(377,241)	(38,709,287)

Financing activities
Payments of related party debt	(2,541,140)	—
Proceeds from long-term debt	—	19,500,000
Payments of financing and issuance costs	(91,329)	(763,381)
Payments of long-term debt	(4,765,747)	(4,059,488)
Proceeds from sale and leaseback of vessel	—	21,000,000
Payments of capital lease obligations	(436,506)	—
Dividends paid to non-controlling interests	(904,803)	—
Net cash (used in) provided by financing activities	(8,739,525)	35,677,131

Net decrease in cash, cash equivalents and restricted cash	(6,326,349)	(601,119)
Cash, cash equivalents and restricted cash at beginning of period	38,531,812	28,422,949
Cash, cash equivalents and restricted cash at end of period	$32,205,463	$27,821,830

Supplemental cash flow information and disclosure of noncash items
Cash paid for interest	$1,758,934	$1,420,287

Pangaea Logistics Solutions Ltd.
Reconciliation of Income from Operations to Net Revenue and Adjusted EBITDA

	Three Months Ended March 31,
	2018	2017

Net Revenue
Income from operations	$7,793,679	$(355,753)
General and administrative	4,128,298	3,514,764
Depreciation and amortization	4,338,188	3,941,795
Loss on sale and leaseback of vessels	—	4,289,998
Net Revenue	$16,260,165	$11,390,804

Adjusted EBITDA (in millions)
Income from operations	$7,793,679	$(355,753)
Depreciation and amortization	4,338,188	3,941,795
Loss on sale and leaseback of vessel	—	4,289,998
Adjusted EBITDA	$12,131,867	$7,876,040

Earnings Per Common Share - basic
Net income attributable to Pangaea Logistics Solutions Ltd.	$4,324,994	$1,346,842

Weighted average number of common shares outstanding - basic	42,019,779	35,280,806
Weighted average number of common shares outstanding - diluted	42,655,038	35,805,205

Earnings per common share - basic	$0.10	$0.04
Earnings per common share - diluted	$0.10	$0.04

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$4,324,994	$1,346,842
Non-GAAP
Add: loss on sale and leaseback of vessels	—	4,289,998
less: loss on sale and leaseback of vessels attributable to noncontrolling interests	—	(2,157,633)
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$4,324,994	$3,479,207

Weighted average number of common shares - basic	42,019,779	35,280,806
Weighted average number of common shares - diluted	42,655,038	35,805,205

Adjusted EPS - basic	$0.10	$0.10
Adjusted EPS - diluted	$0.10	$0.10

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net revenue. Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Thomas Rozycki
Prosek Partners
212-279-3115

trozycki@prosek.com

Sean Silva
Prosek Partners
212-279-3115
ssilva@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.